                                                          Ex 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 20 to Registration Statement No. 2-92366 on Form N-1A of our report dated October 11, 2002 appearing in the August 31, 2002 Annual Report of Merrill Lynch U.S. Government Mortgage Fund, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

New York, New York
December 19, 2002